                    PRELIMINARY COPY DATED MAY 27, 1994
                                     PROXY
                            GRAND VALLEY GAS COMPANY

              SPECIAL MEETING OF SHAREHOLDERS - JUNE 30, 1994
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned hereby appoints Jeff J. Fishman and Michael D. Fowler as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below, all the shares of common stock of Grand Valley Gas Company ("Grand Valley"), held of record by the undersigned on May 16, 1994, at the Special Meeting of Shareholders of Grand Valley to be held on June 30, 1994 at the Red Lion Hotel at 255 South West Temple, Salt Lake City, Utah, commencing at 10:00 a.m., local time, or any adjournment or postponement thereof.

  The purpose of the Special Meeting is to consider approval and adoption of the Restated Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Grand Valley would be merged into a subsidiary of Associated Natural Gas Corporation ("ANGC") and each share of Grand Valley common stock would be converted into .25 shares of ANGC common stock.

  The Board of Directors recommends a vote FOR the following proposal:

1. Approval and adoption of the Merger Agreement.

                [_]   FOR      [_]   AGAINST      [_]   ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment or postponement thereof.

                          (CONTINUED ON REVERSE SIDE)

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER AND IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.
                                              Date ______________________, 1994



                                              ---------------------------------
                                                          Signature


                                              ---------------------------------
                                                  Signature if held jointly
                                                Please sign exactly as name
                                              appears on your stock
                                              certificates. When shares are
                                              held by joint tenants, both
                                              should sign. When signing as
                                              attorney, executor,
                                              administrator, trustee or
                                              guardian, please give full title
                                              as such. If a corporation,
                                              please sign in full corporate
                                              name by President or other
                                              authorized officer. If a
                                              partnership, please sign in
                                              partnership name by authorized
                                              person.

This proxy may be revoked at any time prior to the voting of the proxy by the execution and submission of a revised proxy, by written notice to the Secretary of the Company or by voting in person at the meeting.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                      PROMPTLY USING THE ENCLOSED ENVELOPE